Exhibit 10.33

February 18, 2015

Mr. Andre Hilliou
2260 Aragon Canyon Street
Las Vegas, NV 89135

Re: Amendment to Separation Agreement

Mr. Hilliou:

On November 28, 2014, you entered into a Separation Agreement (“Agreement”) with Full House Resorts, Inc. (“the Company”) whereby in consideration of, among other things, severance payments under Section 2.2 of the Agreement, your Employment Agreement with the Company was terminated and you resigned from any and all officer positions held with the Company and its subsidiaries or affiliates.

Pursuant to Section 7.5 of the Agreement, you and the Company (collectively, “the Parties”) now hereby agree to enter into this Amendment to the Separation Agreement (“Amendment”).

The Parties agree that the Company will continue to make severance payments to you under Section 2.3(a)(ii) of the Agreement in substantially equal installments, in accordance with the Company’s normal payroll procedures, until the Company decides, at its sole discretion, to accelerate the payments, at which time the Company will pay the remaining amount owed to you under 2.3(a)(ii) in a single lump sum payment.

The Parties agree that all other provisions of the Agreement shall remain in full force and effect.

Signed this 24th day of February, 2015,

/s/ DANIEL LEE
Mr. Daniel Lee, President & CEO, Full House Resorts, Inc.

ACCEPTED AND AGREED:

/s/ ANDRE HILLIOU
Mr. Andre Hilliou	Date: February 19, 2015